UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 7, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-32989 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2015, Yuma Exploration and Production Company, Inc. (“Yuma Exploration”), as borrower and wholly-owned subsidiary of Yuma Energy, Inc. (the “Company”), entered into the Seventh Amendment (the “Amendment”) to that certain Credit Agreement dated as of August 10, 2011 (together with all amendments or other modifications, the “Credit Agreement”) with Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.

Pursuant to the Amendment, the borrowing base under the Credit Agreement was reduced from $40.0 million to $36.0 million, which includes a $33.0 million conforming borrowing base and a $3.0 million non-conforming borrowing base, until the next borrowing base redetermination date scheduled for June 15, 2015.

The preceding is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Seventh Amendment to Credit Agreement effective as of April 7, 2015, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: April 22, 2015	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Seventh Amendment to Credit Agreement effective as of April 7, 2015, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.